Interest in subsidiaries

The Group comprises the following entities 100 % owned by the Group and are consolidated:

Country	Legal Entity Name
Australia	Ben & Jerry’s Franchising Australia Limited (#)
Magnum ICC Australia Pty Ltd
Austria	Delico Handels GmbH (#)
Magnum ICC Austria GmbH
Belgium	Magnum ICC Belgium NV
Brazil	Magnum ICC Brasil Supply Ltda (formerly Unilever Brasil Gelados Ltda) (#)
Magnum ICC Brasil Ltda
Bulgaria	Unilever Ice Cream Bulgaria EOOD (#)
Canada	Magnum ICC CA Limited
China	Wall`s (China) Co., Ltd. (#)
Magnum Investment (Shanghai) Co., Ltd
Czech Republic	Magnum ICC ČR, spol. s r.o.
Denmark	Magnum ICC Denmark A/S
Ecuador	Magnum-ICC Ecuador S.A.S.
Finland	Magnum ICC Finland Oy
France	Cogesal-Miko SAS (#)
Magnum ICC Retail Operations France SAS (#) (formerly Unilever Retail Operations France SAS (UROF))
Magnum ICC France SAS
Germany	Magnum ICC Germany GmbH (formerly BlitZ 24-179 GmbH)
Magnum ICC Germany Supply GmbH (formerly Blitz 24-180 GmbH)
Greece	ALGIDA ICC Single Member S.A.
Hungary	Magnum ICC Hungary Kft (formerly Magnum ICC Hungary Korlátolt Felelősségű Társaság)
Magnum ICC Hungary Supply Kft (formerly Magnum ICC Hungary supply Korlátolt Felelősségű Társaság)

Exhibit 8.1

Country	Legal Entity Name
India	Magnum ICC India Services Private Limited
Indonesia	PT The Magnum Ice Cream Indonesia
Ireland	Magnum ICC Ireland Limited
Israel	Glidat Strauss Limited (#)
Italy	Gromart S.R.L (#)
Magnum ICC Italy S.r.l.
Magnum ICC Italy Supply S.r.l.
Kazakhstan	Magnum ICC Kazakhstan Limited
Lithuania	UAB Magnum Lietuva gamyba (formerly UAB Unilever Lietuva ledu gamyba) (#)
Malaysia	Magnum ICC MY SDN. BHD
Mexico	Magnum ICC México, S. DE R.L. DE C.V.
Netherlands	Ben en Jerry's Hellendoorn B.V.(#)
The Magnum Ice Cream Company HoldCo Netherlands B.V.
The Magnum Ice Cream Company HoldCo 1 Netherlands B.V
The Magnum Ice Cream Company HoldCo 2 Netherlands B.V.
The Magnum Ice Cream Company HoldCo 3 Netherlands B.V.
The Magnum Ice Cream Company HoldCo 4 Netherlands B.V.
The Magnum Ice Cream Company NewCo Netherlands B.V.
Magnum ICC Europe B.V.
Magnum ICC Finance B.V.
Magnum IP Holdings B.V.
Magnum ICC Global Services B.V.
Magnum ICC Netherlands B.V.
New Zealand	Ben & Jerry's Franchising New Zealand Limited (#)
Magnum ICC NZ Limited
Poland	Magnum ICC Poland sp.z o.o. (formerly Nonia sp. Z o.o.)
Magnum ICC Poland Supply sp.z o.o. (formerly Nogaro sp. z o.o.)
Romania	Betty Ice SRL (#)
Betty Ice Distributie SRL (#)
Magnum ICC RO S.R.L.
Singapore	Magnum ICC SG Pte Ltd
Slovakia	Magnum ICC Slovakia s. r. o.
South Africa	Magnum ICC SA Propietary Limited (formerly Magnum Ice Cream Company South Africa)
Spain	Magnum ICC Spain S.L.
Sweden	Magnum ICC Sweden Supply AB (formerly Unilever Produktion AB) (#)
Magnum ICC Sweden AB (formerly The Magnum Ice Cream Company Sweden AB)
Switzerland	The Magnum Ice Cream Company Switzerland AG
Thailand	Magnum ICC (Thailand) Co. Ltd (formerly The Magnum Ice Cream (Thailand) Company Limited)
Türkiye	Magnum Dondurma Anonim Şirketi
UAE	Magnum ICC General Trading L.L.C.
Country	Legal Entity Name
UK	Magnum ICC UK Limited (formerly The Magnum Ice Cream Company UK Trading Limited)
Magnum ICC UK Supply Limited (formerly The Magnum Ice Cream Company Manufacturing UK Limited )
Magnum ICC UK R&D Limited (formerly The Magnum Ice Cream Company R&D United Kingdom Limited)
United States of America	Ben & Jerry’s Homemade Inc (#)
Ben & Jerry’s Franchising Inc (#)
Ben & Jerry’s Gift Card LLC (#)
Yasso Holdings Inc (#)
Yasso Inc (#)
Magnum ICC US SpinCo, LLC
Magnum ICC US Holdco, LLC
Magnum ICC US, LLC
Ben& Jerry's Holdco, LLC

And the following entities which are not 100% owned and are consolidated:

Country	Legal Entity Name	% Group Shareholding
Pakistan	The Magnum Ice Cream Company Pakistan Limited	99.35%
Philippines	Magnum RFM Ice Cream Inc	50%+1 share
	(formerly Unilever RFM Ice Cream, Inc)(#) (a)
(a) The Group controls Magnum RFM Ice Cream Inc as it has the majority of seats at the Board and voting rights.

(b) Direct 40% and indirect 10% through WS holding Inc.

The Group has significant influence over the joint ventures and associates, however due to materiality has accounted for those under non-current investment.